Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of Schedule 13G, to which this Exhibit 1 is attached (including amendments thereto), with respect to certain shares of common stock of Patriot National Bancorp, Inc., a Connecticut corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such filing.

This Joint Filing Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: June 2, 2026

HORIZON TRUST FBO ALON ABADY IRA

By:	/s/ Alon Abady
Alon Abady
Name: Alon Abady
Title: Trustee

MONIQUA 30 LLC

By:	/s/ Alon Abady
Name: Alon Abady
Title: Sole Member and Manager

ABADY FAMILY TRUST

By:	/s/ Alon Abady
Name: Alon Abady
Title: Trustee

ALON ABADY

By:	/s/ Alon Abady
Alon Abady, Individually